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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-72063) of CardioGenesis Corporation and Eclipse Surgical Technologies, Inc., incorporated by reference in this Registration Statement on Form S-4, of our report dated January 30, 1998 relating to the financial statements of CardioGenesis Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading of "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 16, 1999